Exhibit 99.1

Santander Consumer USA Holdings Inc. Reports Fourth Quarter and Full Year 2019 Results

Net Income of $994 Million and More Than $31 Billion in Originations in 2019; Completed $1 Billion Portfolio Acquisition in the Fourth Quarter 2019

Announced Its Intent To Commence A Tender Offer To Purchase Up To $1 Billion of Shares

Dallas, TX - January 29, 2020 - PRESS RELEASE

Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC” or the “Company”) today announced net income for the fourth quarter ended December 31, 2019 (“Q4 2019”) of $146 million, or $0.43 per diluted common share. Net income for the full year 2019 (“2019”) was $994 million, or $2.86 per diluted common share.

The Company has declared a cash dividend of $0.22 per share, to be paid on February 20, 2020, to shareholders of record as of the close of business on February 10, 2020.

Management Quotes

“We are pleased with our full year 2019 results and the milestones we have accomplished across the organization. We made important management appointments which were all internally sourced, demonstrating the depth of the leadership team, reached a mutually beneficial agreement and achieved our highest-ever annual penetration rate of thirty-four percent with Fiat Chrysler, and continued to optimize capital through increased dividends and a robust share repurchase plan, including the announced tender offer” said Mahesh Aditya, SC President and CEO.

Fahmi Karam, SC Chief Financial Officer, added, “2019 marked another strong year for the Company, reaching nearly $1 billion in net income, more than $31 billion in originations with strong returns and the lowest full-year net charge-off ratio in the last four years. We were pleased to see key credit metrics improve across the portfolio, demonstrating our efforts to enhance our operations and pricing functions as well as the continued strength of the consumer. The acquisition from Gateway One Lending demonstrates the Company’s ability to deploy capital toward accretive transactions and partner with other large, and well-regarded financial institutions to leverage our best-in-class servicing platform. We remain focused on generating assets with strong risk-adjusted returns and managing operating expenses, while also working toward a more efficient capital base.”

2019 Corporate Milestones

•	$31.3 billion of originations across loans and leases, all-time high

•	$994 million of net income, all-time high[1]

•	7.8% retail installment loan net charge-off ratio, four-year low

•	Fiat Chrysler - reached mutually beneficial agreement and achieved an average annual penetration rate of 34%

•	Completed acquisition of $1.0 billion auto loan portfolio from Gateway One Lending

•	Leading auto loan and lease ABS issuer with $11.9 billion in ABS and launched first-ever nonprime revolving ABS platform “SREV”

•	Continued to grow and diversify our funding sources, including originating $7 billion in auto loans through our partnership with Santander Bank

•	Returned more than $600 million of capital to our shareholders through increased dividends and open market share repurchases.

•	Several key leadership appointments: Mahesh Aditya (President & Chief Executive Officer), Fahmi Karam (Chief Financial Officer) and Shawn Allgood (Head of Chrysler Capital and Auto Relationships)

2019 Key Financial Highlights (variances compared to the full year 2018 (“2018”)

•	Total auto originations of $31.3 billion, up 9%

•	Net finance and other interest income of $4.7 billion, up 4%

•	RIC net charge-off ratio of 7.8%, down 70 basis points

•	Return on average assets (“ROA”) of 2.2%

•	Expense ratio of 2.1%

Fourth Quarter of 2019 Highlights (variances compared to the fourth quarter of 2018 (“Q4 2018”), unless otherwise noted)

•	Total auto originations of $7.5 billion, up 9%

•	Core retail auto loan originations of $2.4, up 9%

•	Chrysler Capital loan originations of $3.2, up 29%

•	Chrysler Capital lease originations of $1.8, down 15%

•	Chrysler average quarterly penetration rate of 32%, up from 29%

•	Santander Bank, N.A. program originations of $1.9 billion

•	Net finance and other interest income[2] of $1.2 billion, up 1%

•	30-59 delinquency ratio of 9.7%, down 130 basis points

•	59-plus delinquency ratio[3] of 5.1%, down 90 basis points

•	Retail Installment Contract (“RIC”) gross charge-off ratio of 17.3%, down 290 basis points

•	Recovery rate of 52.2%, up 490 basis points

•	RIC net charge-off ratio[4] of 8.3%, down 230 basis points

•	Troubled Debt Restructuring (“TDR”) balance of $3.9 billion, down 28%

•	Return on average assets of 1.2%, up from 1.0%

•	$2.2 billion in asset-backed securities “ABS”

•	Expense ratio of 2.1%, up from 1.9%

•	Common equity tier 1 (“CET1”) ratio of 14.8%, down from 15.7% as of December 31, 2018

[1]	Excludes the impact of 2017 corporate tax reform
[2]	Includes Finance receivables held for investment, Finance receivables held for sale and Leased vehicles.
[3]	Delinquency Ratio is defined as the ratio of end of period delinquent principal, over 59 days, to end of period gross balance of the respective portfolio, excludes finance leases.
[4]	Net Charge-Off Ratio stated on a recorded investment basis, which is unpaid principal balance adjusted for unaccreted net discounts, subvention and origination costs.

Conference Call Information

SC will host a conference call and webcast to discuss its Q4 2019 results and other general matters at 9:00 a.m. Eastern Time on Wednesday, January 29, 2020. The conference call will be accessible by dialing 866-548-4713 (U.S. domestic), or 323-794-2093 (international), conference ID 9192771. Please join 10 minutes prior to the start of the call. The conference call will also be accessible via live audio webcast through the Investor Relations section of SC’s corporate website at http://investors.santanderconsumerusa.com. Choose “Events” and select the information pertaining to the Q4 2019 SC Earnings Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software prior to the call.

For those unable to listen to the live broadcast, a replay of the call will be available on the Company’s website or by dialing 844-512-2921 (U.S. domestic), or 412-317-6671 (international), conference ID 9192771, approximately two hours after the conference call. An audio webcast of the call and investor presentation will also be archived on the Investor Relations section of SC’s corporate website at http://investors.santanderconsumerusa.com, under “Events”.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as anticipates, believes, can, could, may, predicts, potential, should, will, estimates, plans, projects, continuing, ongoing, expects, intends, and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed by us with the U.S. Securities and Exchange Commission (SEC). Among the factors that could cause the forward-looking statements in this press release and/or our financial performance to differ materially from that suggested by the forward-looking statements are (a) the inherent limitations in internal control over financial reporting; (b) our ability to remediate any material weaknesses in internal controls over financial reporting completely and in a timely manner; (c) continually changing federal, state, and local laws and regulations could materially adversely affect our business; (d) adverse economic conditions in the United States and worldwide may negatively impact our results; (e) our business could suffer if our access to funding is reduced; (f) significant risks we face implementing our growth strategy, some of which are outside our control; (g) unexpected costs and delays in connection with exiting our personal lending business; (h) our agreement with FCA US LLC may not result in currently anticipated levels of growth and is subject to certain conditions that could result in termination of the agreement; (i) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (j) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (k) loss of our key management or other personnel, or an inability to attract such management and personnel; (l) certain regulations, including but not limited to oversight by the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the European Central Bank, and the Federal Reserve, whose oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and (m) future changes in our relationship with SHUSA and Banco Santander that could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution the reader not to place undue reliance on any forward-looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties as new factors emerge from time to time. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

About Santander Consumer USA Holdings Inc.

Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC”) is a full-service consumer finance company focused on vehicle finance, third-party servicing and delivering superior service to our more than 2.9 million customers across the full credit spectrum. The company, which began originating retail installment contracts in 1997, had an average managed asset portfolio of approximately $59 billion (for the fourth quarter ended December 31, 2019), and is headquartered in Dallas. (www.santanderconsumerusa.com)

CONTACTS:

Investor Relations

Evan Black

800.493.8219

InvestorRelations@santanderconsumerusa.com

Media Relations

Annette Rogers

469.563.4157

Media@santanderconsumerusa.com

Santander Consumer USA Holdings Inc.

Financial Supplement

Fourth Quarter 2019

Table of Contents

Table 1: Consolidated Balance Sheets	6
Table 2: Consolidated Statements of Income	7
Table 3: Other Financial Information	8
Table 4: Credit Quality	10
Table 5: Originations	11
Table 6: Asset Sales	12
Table 7: Ending Portfolio	13
Table 8: Reconciliation of Non-GAAP Measures	14

Table 1: Consolidated Balance Sheets

	December 31, 2019	December 31, 2018
	(Unaudited, Dollars in thousands)
Assets
Cash and cash equivalents	$81,848	$148,436
Finance receivables held for sale, net	1,007,105	1,068,757
Finance receivables held for investment, net	27,767,019	25,117,454
Restricted cash and cash equivalents	2,079,239	2,102,048
Accrued interest receivable	288,615	303,686
Leased vehicles, net	16,461,982	13,978,855
Furniture and equipment, net	59,873	61,280
Goodwill	74,056	74,056
Intangible assets	42,772	35,195
Due from affiliates	30,841	9,654
Other assets	1,040,179	1,060,434

Total assets	$48,933,529	$43,959,855

Liabilities and Equity
Liabilities:
Total borrowings and other debt obligations	$39,194,141	$34,883,037
Accounts payable and accrued expenses	499,326	472,321
Deferred tax liabilities, net	1,468,222	1,155,883
Due to affiliates	88,681	63,219
Other liabilities	364,539	367,037

Total liabilities	$41,614,909	$36,941,497

Equity:
Common stock, $0.01 par value	3,392	3,523
Additional paid-in capital	1,173,262	1,515,572
Accumulated other comprehensive income, net	(26,693)	33,515
Retained earnings	6,168,659	5,465,748

Total stockholders’ equity	$7,318,620	$7,018,358

Total liabilities and equity	$48,933,529	$43,959,855

Table 2: Consolidated Statements of Income

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(Unaudited, Dollars in thousands, except per share amounts)
Interest on finance receivables and loans	$1,262,266	$1,235,889	$5,049,966	$4,842,564
Leased vehicle income	732,160	632,447	2,764,258	2,257,719
Other finance and interest income	10,624	9,082	42,234	33,235

Total finance and other interest income	2,005,050	1,877,418	7,856,458	7,133,518
Interest expense	332,171	311,196	1,331,804	1,111,760
Leased vehicle expense	517,467	427,662	1,862,121	1,535,756

Net finance and other interest income	1,155,412	1,138,560	4,662,533	4,486,002
Provision for credit losses	545,345	690,786	2,093,749	2,205,585

Net finance and other interest income after provision for credit losses	610,067	447,774	2,568,784	2,280,417
Profit sharing	14,293	14,255	52,731	33,137

Net finance and other interest income after provision for credit losses and profit sharing	595,774	433,519	2,516,053	2,247,280
Investment losses, net	(168,406)	(146,164)	(406,687)	(401,638)
Servicing fee income	21,079	26,711	91,334	106,840
Fees, commissions, and other	83,304	86,035	364,119	333,458

Total other income	(64,023)	(33,418)	48,766	38,660
Compensation expense	127,900	122,475	510,743	482,800
Repossession expense	58,565	66,846	262,061	264,777
Other operating costs	123,010	67,147	437,747	346,095

Total operating expenses	309,475	256,468	1,210,551	1,093,672

Income before income taxes	222,276	143,633	1,354,268	1,192,268
Income tax expense	76,214	39,295	359,898	276,342

Net income	$146,062	$104,338	$994,370	$915,926

Net income per common share (basic)	$0.43	$0.29	$2.87	$2.55

Net income per common share (diluted)	$0.43	$0.29	$2.86	$2.54

Weighted average common shares (basic)	340,020,380	356,783,962	346,992,162	359,861,764

Weighted average common shares (diluted)	340,448,254	357,396,989	347,507,507	360,672,417

Table 3: Other Financial Information

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Ratios (Unaudited, Dollars in thousands)
Yield on retail installment contracts	15.7%	16.1%	16.0%	16.2%
Yield on purchased receivables portfolios	14.4%	19.1%	15.6%	23.8%
Yield on receivables from dealers	1.4%	2.2%	1.8%	3.0%
Yield on leased vehicles	4.9%	5.5%	5.5%	5.5%
Yield on personal loans, held for sale (1)	25.7%	25.1%	26.0%	24.6%
Yield on earning assets (2)	12.2%	13.0%	12.7%	13.2%
Cost of debt (3)	3.5%	3.6%	3.6%	3.4%
Net interest margin (4)	9.5%	10.2%	9.9%	10.6%
Expense ratio (5)	2.1%	1.9%	2.1%	2.1%
Return on average assets (6)	1.2%	1.0%	2.2%	2.2%
Return on average equity (7)	8.0%	5.9%	13.7%	13.3%
Net charge-off ratio on individually acquired retail installment contracts (8)	8.3%	10.6%	7.8%	8.5%
Net charge-off ratio on purchased receivables portfolios (8)	—%	(2.0)%	—%	(4.1)%
Net charge-off ratio on personal loans (8)	—	0.1%	0.1%	0.1%
Net charge-off ratio (8)	8.2%	10.6%	7.8%	8.5%
Delinquency ratio on individually acquired retail installment contracts held for investment, end of period (9)	5.1%	6.0%	5.1%	6.0%
Delinquency ratio on loans held for investment, end of period (9)	5.1%	6.0%	5.1%	6.0%
Allowance ratio (10)	9.9%	11.4%	9.9%	11.4%
Common stock dividend payout ratio (11)	51.2%	69.0%	29.3%	19.6%
Common Equity Tier 1 capital ratio (12)	14.8%	15.7%	14.8%	15.7%
Charge-offs, net of recoveries, on individually acquired retail installment contracts	$618,269	$754,625	$2,288,812	$2,314,769
Charge-offs, net of recoveries, on purchased receivables portfolios	—	(159)	—	(1,483)
Charge-offs, net of recoveries, on personal loans, held for sale	(23)	268	1,857	1,616
Charge-offs, net of recoveries, on finance leases	407	703	769	1,642

Total charge-offs, net of recoveries	$618,653	$755,437	$2,291,438	$2,316,544
End of period delinquent principal over 59 days, retail installment contracts held for investment	1,578,452	1,712,243	1,578,452	1,712,243
End of period delinquent principal over 59 days, personal loans	175,152	177,369	175,152	177,369
End of period delinquent principal over 59 days, loans held for investment	1,580,048	1,713,775	1,580,048	1,713,775
End of period assets covered by allowance for credit losses	30,816,291	28,469,451	30,816,291	28,469,451
End of period gross retail installment contracts held for investment	30,776,038	28,432,760	30,776,038	28,432,760
End of period gross personal loans held for sale	1,481,037	1,529,433	1,481,037	1,529,433
End of period gross finance receivables and loans held for investment	30,788,706	28,480,583	30,788,706	28,480,583
End of period gross finance receivables, loans, and leases held for investment	48,379,072	43,719,240	48,379,072	43,719,240
Average gross retail installment contracts held for investment	29,959,060	28,395,046	29,248,201	27,227,705
Average gross personal loans held for investment	—	2,934	969	4,314
Average gross individually acquired retail installment contracts held for investment and held for sale	$29,936,775	$28,395,046	$29,271,168	$27,756,099
Average gross purchased receivables portfolios	22,285	31,543	25,673	36,075
Average gross receivables from dealers	12,754	14,822	13,110	15,229
Average gross personal loans held for sale	1,364,877	1,401,626	1,393,456	1,404,261
Average gross finance leases	26,607	19,422	23,123	20,736

Average gross finance receivables and loans	$31,363,298	$29,862,459	$30,726,530	$29,232,400
Average gross operating leases	17,395,639	14,857,635	16,440,242	13,048,396
Average gross finance receivables, loans, and leases	48,758,937	44,720,094	47,166,772	42,280,796
Average managed assets	58,909,208	53,804,349	56,600,892	51,328,934
Average total assets	47,875,073	43,458,471	46,244,782	41,541,102
Average debt	38,185,199	34,223,818	36,727,416	32,570,257
Average total equity	7,339,351	7,114,411	7,243,438	6,905,796

(1)	Includes Finance and other interest income; excludes fees
(2)	“Yield on earning assets” is defined as the ratio of annualized Total finance and other interest income, net of Leased vehicle expense, to Average gross finance receivables, loans and leases
(3)	“Cost of debt” is defined as the ratio of annualized Interest expense to Average debt
(4)	“Net interest margin” is defined as the ratio of annualized Net finance and other interest income to Average gross finance receivables, loans and leases
(5)	“Expense ratio” is defined as the ratio of annualized Operating expenses to Average managed assets
(6)	“Return on average assets” is defined as the ratio of annualized Net income to Average total assets
(7)	“Return on average equity” is defined as the ratio of annualized Net income to Average total equity
(8)

“Net charge-off ratio” is defined as the ratio of annualized Charge-offs, on a recorded investment basis, net of recoveries, to average unpaid principal balance of the respective held-for-investment portfolio.

(9)	“Delinquency ratio” is defined as the ratio of End of period Delinquent principal over 59 days to End of period gross balance of the respective portfolio, excludes finance leases
(10)	“Allowance ratio” is defined as the ratio of Allowance for credit losses, which excludes impairment on purchased receivables portfolios, to End of period assets covered by allowance for credit losses
(11)	“Common stock dividend payout ratio” is defined as the ratio of Dividends declared per share of common stock to Earnings per share attributable to the Company’s shareholders.
(12)

“Common Equity Tier 1 Capital ratio” is a non-GAAP ratio defined as the ratio of Total common equity tier 1 capital to Total risk-weighted assets (for a reconciliation from GAAP to this non-GAAP measure, see “Reconciliation of Non-GAAP Measures” in Table 8 of this release)

Table 4: Credit Quality

The activity in the credit loss allowance for individually acquired retail installment contracts for the three and twelve months ended months ended December 31, 2019 and 2018 was as follows (Unaudited, Dollar amounts in thousands):

	Three Months Ended December 31, 2019		Three Months Ended December 31, 2018
Allowance for Credit Loss	Non-TDR	TDR	Non-TDR	TDR
Balance — beginning of period	$2,051,792	$1,060,612	$1,740,862	$1,559,808
Provision for credit losses *	494,069	50,392	503,382	186,676
Charge-offs	(950,993)	(341,668)	(888,142)	(544,843)
Recoveries	529,010	145,382	463,258	215,102

Balance — end of period	$2,123,878	$914,718	$1,819,360	$1,416,743

*	Includes impact for individually acquired retail installment contracts transferred back from held for sale

	Twelve Months Ended December 31, 2019		Twelve Months Ended December 31, 2018
Allowance for Credit Loss	Non-TDR	TDR	Non-TDR	TDR
Balance — beginning of period	$1,819,360	$1,416,743	$1,540,315	$1,804,132
Provision for credit losses	$1,774,000	$317,305	1,433,977	772,448
Charge-offs	$(3,636,924)	$(1,559,318)	(2,850,361)	(2,029,325)
Recoveries	$2,167,442	$739,988	1,695,429	869,488

Balance — end of period	$2,123,878	$914,718	$1,819,360	$1,416,743

A summary of delinquencies of our individually acquired retail installment contracts as of December 31, 2019 and 2018 is as follows (Unaudited, Dollar amounts in thousands):

Delinquent Principal	December 31, 2019		December 31, 2018
Principal 30-59 days past due	$2,972,495	9.7%	$3,118,869	11.0%
Delinquent principal over 59 days	1,578,452	5.1%	1,712,243	6.0%

Total delinquent contracts	$4,550,947	14.8%	$4,831,112	17.0%

The retail installment contracts acquired individually held for investment that were placed on nonaccrual status, as of December 31, 2019 and 2018 (Unaudited, Dollar amounts in thousands):

Nonaccrual Principal	December 31, 2019		December 31, 2018
Non-TDR	$1,099,462	3.6%	$834,921	2.9%
TDR	516,119	1.7%	733,218	2.6%

Total nonaccrual principal	$1,615,581	5.3%	$1,568,139	5.5%

The table below presents the Company’s allowance ratio for TDR and non-TDR individually acquired retail installment contracts as of December 31, 2019 and 2018 (Unaudited, Dollar amounts in thousands):

Allowance Ratios	December 31, 2019	December 31, 2018
TDR - Unpaid principal balance	$3,859,040	$5,378,603
TDR - Impairment	914,718	1,416,743
TDR - Allowance ratio	23.7%	26.3%

Non-TDR - Unpaid principal balance	$26,895,551	$23,054,157
Non-TDR - Allowance	2,123,878	1,819,360
Non-TDR Allowance ratio	7.9%	7.9%

Total - Unpaid principal balance	$30,754,591	$28,432,760
Total - Allowance	3,038,596	3,236,103
Total - Allowance ratio	9.9%	11.4%

Table 5: Originations

The Company’s originations of individually acquired loans and leases, including revolving loans, average APR, and dealer discount (net of dealer participation) were as follows:

	Three Months Ended		Twelve Months Ended		Three Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018	September 30, 2019
	(Unaudited, Dollar amounts in thousands)
Retained Originations
Retail installment contracts	$3,779,615	$3,616,810	$15,835,618	$15,379,778	$4,080,028
Average APR	15.8%	17.1%	16.3%	17.3%	16.0%
Average FICO® (a)	598	593	598	595	599
Discount	(0.8)%	0.5%	(0.5)%	0.2%	(0.7)%

Personal loans (b)	513,347	544,134	1,467,452	1,482,670	$322,335
Average APR	29.8%	29.5%	29.8%	29.6%	29.7%

Leased vehicles	1,811,662	2,125,925	8,520,489	9,742,423	$2,225,117

Finance lease	4,600	2,706	17,589	$9,794	$4,859

Total originations retained	$6,109,224	$6,289,575	$25,841,148	$26,614,665	$6,632,339

Sold Originations (c)
Retail installment contracts	$—	$—	$—	$1,820,085	$—
Average APR	—%	—%	—%	7.3%	—%
Average FICO® (d)	—	—	—	727	—

Total originations sold	$—	$—	$—	$1,820,085	$—

Total originations (excluding SBNA Originations Program)	$6,109,224	$6,289,575	$25,841,148	$28,434,750	$6,632,339

(a)

Unpaid principal balance excluded from the weighted average FICO score is $404 million, $408 million, $1.8 billion, $1.9 billion, and $440 million as the borrowers on these loans did not have FICO scores at origination and $181 million, $100 million , $582 million, $76 million and $154 million of commercial loans, for the three months ended December 31, 2019 and 2018, the twelve months ended December 31, 2019 and 2018 and the three months ended September 30, 2019, respectively.

(b)

Included in the total origination volume is $133 million, $150 million, $270 million, $304 million, and $62 million for the three months ended December 31, 2019 and 2018, the twelve months ended December 31, 2019 and 2018 and the three months ended September 30, 2019, respectively, related to newly opened accounts.

(c)	There were no sales in 2019.
(d)

Only includes assets both originated and sold in the period. Total asset sales for the period are shown in Table 6. Unpaid principal balance excluded from the weighted average FICO score is zero, zero, zero, $143 million and zero as the borrowers on these loans did not have FICO scores at origination and zero, zero, zero, $76 and zero million of commercial loans, for the three months ended December 31, 2019 and 2018, the twelve months ended December 31, 2019 and 2018, and the three months ended September 30, 2019, respectively.

SBNA Originations Program

Beginning in 2018, the Company agreed to provide SBNA with origination support services in connection with the processing, underwriting and purchase of retail loans, primarily from Chrysler dealers. In addition, the Company agreed to perform the servicing for any loans originated on SBNA’s behalf. The Company facilitated the purchase of $1.9 billion and $7.0 billion of retail installment contacts during the three and twelve months ended December 31, 2019, respectively.

Table 6: Asset Sales

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(Unaudited, Dollar amounts in thousands)
Retail installment contracts	$—	$—	$—	$2,905,922
Average APR	—%	—%	—%	7.2%
Average FICO®	—	—	—	726

Total asset sales	$—	$—	$—	$2,905,922

There were no asset sales during 2019, since it has been replaced with SBNA originations program.

Table 7: Ending Portfolio

Ending outstanding balance, average APR and remaining unaccreted net discount of our held for investment portfolio as of December 31, 2019, and 2018, are as follows:

	December 31, 2019	December 31, 2018
	(Unaudited, Dollar amounts in thousands)
Retail installment contracts	$30,776,038	$28,463,236
Average APR	16.1%	16.7%
Discount	0.3%	0.8%

Personal loans (a)	$—	$2,637
Average APR	—%	31.7%

Receivables from dealers	$12,668	$14,710
Average APR	4.0%	4.1%

Leased vehicles	$17,562,782	$15,219,313

Finance leases	$27,584	$19,344

(a)	The remaining balance of personal loans, held for investment, was charged off during the quarter ended June 30, 2019.

Table 8: Reconciliation of Non-GAAP Measures

	December 31, 2019	December 31, 2018
	(Unaudited, Dollar amounts in thousands)
Total equity	7,318,620	7,018,358
Deduct: Goodwill, intangibles, and other assets, net of deferred tax liabilities	152,756	161,516
Deduct: Accumulated other comprehensive income (loss), net	(26,693)	33,515

Tier 1 common capital	7,192,557	6,823,327
Risk weighted assets (a)	48,761,825	43,547,594
Common Equity Tier 1 capital ratio (b)	14.8%	15.7%

(a)

Under the banking agencies’ risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together with the measure for market risk, resulting in the Company’s total Risk weighted assets.

(b)	CET1 is calculated under Basel III regulations required as of January 1, 2015. The fully phased-in capital ratios are non-GAAP financial measures.